Exhibit 10.2

AMENDMENT TO INVESTOR RIGHTS AGREEMENT

This AMENDMENT TO THE INVESTOR RIGHTS AGREEMENT dated as of August __, 2000 (the “Agreement”), by and among Entravision Communications Corporation (“Entravision”), Univision Communications Inc. (“Univision”) and the other stockholders named therein is dated as of September 9, 2005. Terms used in this Amendment without definition have the meanings ascribed to them in the Agreement.

Notwithstanding anything to the contrary contained in the Agreement,

(a) from and after the earlier of (1) the fourth business day after Repurchase Agreement Date (as defined in the letter agreement between Entravision and Univision dated as of September 9, 2005) and (2) March 26, 2006, Univision may exercise one registration right under Section 1.2 of the Agreement with respect to Univision’s Registrable Securities and on the terms and conditions otherwise set forth in the Agreement (a “Demand Right”) on or before March 26, 2009 (the “2009 Demand Right”); and

(b) from and after the fourth business day after Repurchase Agreement Date, if Univision then beneficially owns 15% or more of Entravision Holdings (as defined in the consent decree pursuant to which the United States Department of Justice approved Univision’s acquisition of Hispanic Broadcasting Corporation), Univision may exercise an additional Demand Right on or before March 26, 2006 (the “2006 Demand Right”).

Entravision shall not be required to keep a registration statement relating to the 2009 Demand Right effective for more than 90 days. Entravision shall be required to keep a registration statement relating to the 2006 Demand Right effective until the later of (i) March 26, 2006 and (ii) the 90th day after its effectiveness. Entravision acknowledges that (x) any effectiveness period shall continue to be extended as provided in Section 1.5.1 of the Agreement; (y) this Amendment meets the conditions for an effective amendment under Section 2.7 of the Agreement; and (z) Entravision (A) does not have the right (under the Agreement or otherwise) with respect to the 2009 Demand Right to notify Univision that Univision must exercise its demand registration rights within any specified period (B) does have the right to provide notice to Univision that it has 10 days to exercise the 2006 Demand Right.

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In Witness Whereof, the parties have executed this Amendment as of the date first written above.

ENTRAVISION COMMUNICATIONS CORPORATION

By:	/s/ Walter F. Ulloa
Walter F. Ulloa
Its:	Chairman and Chief Executive Officer

UNIVISION COMMUNICATIONS INC.

By:	/s/ Andrew Hobson
Andrew Hobson
Its:	Senior Executive Vice President and CFO